Exhibit 99.1

Investor Relations Contact: Amy Mendenhall	Media Contact: Autumnn Mahar
Phone: 479-785-6200	Phone: 479-494-8221
Email: invrel@arcb.com	Email: amahar@arcb.com

ArcBest Declares a $0.12/Share Quarterly Dividend

FORT SMITH, Arkansas, July 24, 2026 – The Board of Directors of ArcBest® (Nasdaq: ARCB) has declared a quarterly cash dividend of twelve cents ($0.12) per share to holders of record of its Common Stock, $0.01 par value, on August 7, 2026, payable on August 21, 2026.

About ArcBest

ArcBest® (Nasdaq: ARCB) is a multibillion-dollar integrated logistics company that helps keep the global supply chain moving. Founded in 1923 and now with 14,000 employees across 250 campuses and service centers, the company is a logistics powerhouse, using its technology, expertise and scale to connect shippers with the solutions they need — from ground, air and ocean transportation to fully managed supply chains. ArcBest has a long history of innovation that is enriched by deep customer relationships. With a commitment to helping customers navigate supply chain challenges now and in the future, the company continues to invest in purpose-built technology such as ArcBest View™, its digital logistics platform that brings quoting, booking, shipment visibility and reporting into one connected experience. For more information, visit arcb.com.

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